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EXHIBIT 24


POWER OF ATTORNEY

   Know all persons by these presents, that each individual whose signature appears below hereby constitutes and appoints David R. Francisco and
W. Granger Souder, Jr., and each and either of them, such individual's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement, and any and all amendments thereto, and to file the same with the Securities and Exchange Commission, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.


SIGNATURE                            TITLE                          DATE


/s/ David R. Francisco      Chairman of the Board, Chief      October 13, 1998
DAVID R. FRANCISCO        Executive Officer, Treasurer and
                         Director (Principal Executive Officer
                           and Principal Financial Officer

/s/ Marty E. Adams       President, Chief Operating Officer   October 10, 1998
MARTY E. ADAMS                      and Director

/s/ Edward J. Reiter      Senior Chairman of the Board of     October 13, 1998
EDWARD J. REITER               Directors and Director

/s/ James C. McBane        Vice Chairman of the Board of      October 10, 1998
JAMES C. McBANE                Directors and Director


                                       Director
FRED H. JOHNSON, III

/s/ Keith D. Burgett                   Director               October 10, 1998
KEITH D. BURGETT

/s/ Willard L. Davis                   Director               October 10, 1998
WILLARD L. DAVIS



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/s/ H. Lee Kinney                      Director               October 10, 1998
H. LEE KINNEY

/s/ Kenneth E. McConnell               Director               October 10, 1998
KENNETH E. McCONNELL

/s/ Glenn F. Thorne                    Director               October 10, 1998
GLENN F. THORNE

/s/ Gerard P. Mastroianni              Director               October 10, 1998
GERARD P. MASTROIANNI

/s/ Del E. Goedeker                    Director               October 10, 1998
DEL E. GOEDEKER

/s/ Joseph W. Tosh, II                 Director               October 10, 1998
JOSEPH W. TOSH, II

/s/ Gerald D. Aller                    Director               October 10, 1998
GERALD D. ALLER

                                       Director
DAVID A. BRYAN

/s/ D. James Hilliker                  Director               October 10, 1998
D. JAMES HILLIKER

/s/ Marilyn O. McAlear                 Director               October 10, 1998
MARILYN O. McALEAR

/s/ Thomas S. Noneman                  Director               October 10, 1998
THOMAS S. NONEMAN

/s/ Emerson J. Ross, Jr.               Director               October 10, 1998
EMERSON J. ROSS, JR.

/s/ Douglas J. Shierson                Director               October 10, 1998
DOUGLAS J. SHIERSON

                                       Director
C. GREGORY SPANGLER

                                       Director
ROBERT E. STEARNS